EXHIBIT 4
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                 SECOND SUPPLEMENTAL INDENTURE

                             Among

                   GANNETT CO., INC., Issuer,

                   NATIONSBANK, N.A., Trustee

                              and

                     CRESTAR BANK, Trustee
                       __________________

                    Dated as of June 1, 1995

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     SECOND SUPPLEMENTAL INDENTURE, dated as of June 1, 1995, among GANNETT
CO., INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Issuer"), NATIONSBANK, N.A., as Trustee, a national banking association duly organized and existing under the laws of the United States of America ("NationsBank"), and CRESTAR BANK, as Trustee, a national banking association duly organized and existing under the laws of the United States of America ("Crestar").

                      W I T N E S S E T H:

     WHEREAS, the Issuer and Citibank, N.A., as Trustee, a national banking association duly organized and existing under the laws of the United States of America ("Citibank"), have executed and delivered heretofore an Indenture, dated as of March 1, 1983 (the "Indenture"), pursuant to which the Issuer has issued and may issue, from time to time, one or more series of debt securities;

     WHEREAS, the Issuer, Citibank and Sovran Bank, N.A., as Successor Trustee, a national banking association duly organized and existing under the laws of the United States of America ("Sovran") have executed and delivered heretofore a First Supplemental Indenture, dated as of November 5, 1986 (the "First Supplement"), for the purpose of supplementing and amending the Indenture. (The term "Indenture" as used hereinafter refers to the Indenture as amended by the First Supplement. All capitalized terms used herein which are not defined herein shall have the meanings assigned to them under the Indenture.);

     WHEREAS, through a series of mergers, NationsBank became the successor to Sovran;

     WHEREAS, in accordance with Section 6.10 of the Indenture, NationsBank has resigned as trustee under the Indenture with respect to all such series of Securities issued or to be issued under the Indenture as to which NationsBank was serving as trustee;

     WHEREAS, in accordance with Section 6.10 of the Indenture, the Issuer has appointed Crestar as successor trustee to NationsBank under the Indenture with respect to all such series of Securities issued thereunder prior to the date hereof as to which NationsBank was serving as trustee;

     WHEREAS, in accordance with Section 6.11 of the Indenture, Crestar has accepted such appointment by the Issuer;

     WHEREAS, the parties wish to amend the Indenture to provide, among other things, that the Issuer will appoint a trustee under the Indenture with respect to each new series of Securities thereunder, such trustee serving with respect to only such series unless specifically appointed to serve as trustee with respect to any preceding or succeeding series of Securities;

     WHEREAS, Section 8.1 of the Indenture provides that a supplemental indenture may be entered into without the consent of the Holders of the Securities for the purpose of adding provisions in regard to matters under the Indenture as the Board of Directors may deem necessary or desirable, provided such provisions will not adversely affect the interests of the Holders of the Securities;

     WHEREAS, pursuant to Section 8.4 of the Indenture, the Issuer has furnished NationsBank and Crestar with an Opinion of Counsel and an Officer's Certificate as conclusive evidence that this Second Supplemental Indenture complies with the applicable provisions of the Indenture; and

     WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Issuer, NationsBank and Crestar and a valid amendment of and supplement to the Indenture have been done;

     NOW THEREFORE:

     For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities as follows:

     SECTION 1.  CONFIRMATION OF RESIGNATION AND APPOINTMENT.

     (a)  NationsBank hereby confirms its resignation, pursuant to Section
6.10 of the Indenture, as Trustee under the Indenture with respect to all series of Securities issued or to be issued under the Indenture, other than the Issuer's $100,000,000 aggregate principal amount of Notes due February 1, 1996.

     (b)  The Issuer hereby confirms the appointment, pursuant to Section
6.10 of the Indenture, of Crestar as successor trustee to NationsBank under the Indenture with respect to the Issuer's $275,000,000 aggregate principal amount of 5-1/4% Notes due March 1, 1998 and $250,000,000 aggregate principal amount of 5.85% Notes due May 1, 2000.

     (c) Crestar hereby confirms its acceptance, pursuant to Section 6.11 of the Indenture, as successor trustee to NationsBank under the Indenture with respect to the Issuer's $275,000,000 aggregate principal amount of 5-1/4% Notes due March 1, 1998 and $250,000,000 aggregate principal amount of 5.85% Notes due May 1, 2000.

     SECTION 2.  CONFIRMATION OF RIGHTS, POWERS, TRUSTS AND DUTIES.

     The Issuer, NationsBank and Crestar hereby confirm that:

     (a) The rights, powers, trusts and duties of Citibank, as Trustee, with respect to the Issuer's $100,000,000 aggregate principal amount of Notes due February 1, 1996 shall continue to be vested in Citibank, as Trustee; and

     (b) Crestar is vested with all the rights, powers, trusts and duties of a Trustee under the Indenture with respect to the Issuer's $275,000,000 aggregate principal amount of 5-1/4% Notes due March 1, 1998 and $250,000,000 aggregate principal amount of 5.85% Notes due May 1, 2000.

     SECTION 3.  DEFINITION OF TRUSTEE.

     The definition of "Trustee" in Section 1.1 of the Indenture is hereby amended to read as follows:

          ""Trustee" means any Person appointed to serve as trustee under this Indenture with respect to any series of Securities issued hereunder; provided, however, that if at any time more than one Person is serving as trustee under this Indenture, "Trustee" as used in the context of any series of Securities shall mean only the Person appointed to serve as trustee with respect to such particular series of Securities."

     SECTION 4.  MULTIPLE TRUSTEES.

     Section 6.1 of the Indenture is hereby amended by adding the following paragraph at the end thereof:

               "If at any time more than one Person is serving as trustee under this Indenture, each with respect to one or more different series of Securities hereunder, each such Trustee shall promptly provide all other Trustees notice of any default or Event of Default under the Indenture that is known to such Trustee; provided, however, that each such Trustee shall be deemed to be a trustee of a different trust under a separate indenture with respect to only the series of Securities as to which such Trustee has been appointed trustee."

     SECTION 5.  RESIGNATION OF TRUSTEES.

     The first sentence of paragraph (a) of Section 6.10 of the Indenture is hereby amended to read as follows:

          "(a) The Trustee may at any time resign with respect to one or more or all series of Securities as to which the Trustee is serving as trustee by giving written notice of resignation to the Issuer and by mailing notice thereof by first class mail to Holders of the applicable series of Securities at their last addresses as they shall appear on the Security register."

     SECTION 6.  SUCCESSOR TRUSTEES.

     The first two paragraphs of Section 6.11 of the Indenture are hereby deleted and replaced with the following three paragraphs:

               "Any successor trustee appointed as provided in
          Section 6.10 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder.

               If a successor trustee is appointed with respect to all series of Securities for which its predecessor trustee was serving as trustee, such successor trustee shall agree in writing to be bound by the provisions of the Indenture (without further amendment or supplement) and by doing so shall become a party to the Indenture. Such agreement of the successor trustee may be contained in the same instrument which the successor trustee is required to deliver to the Issuer in compliance with the preceding paragraph. If a successor trustee is appointed with respect to one or more (but not all) series of Securities for which its predecessor trustee was serving as trustee, the Issuer, such predecessor trustee and each such successor trustee shall execute and deliver an indenture supplemental hereto which (i) shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor trustee with respect to those series of Securities as to which the predecessor trustee is not retiring as trustee shall continue to be vested in the predecessor trustee, and (ii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.

               Upon complying with the requirements of the preceding paragraph, the resignation or removal of the predecessor trustee with respect to all or any applicable series of Securities as to which the predecessor trustee is retiring as trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of Securities as to which such successor trustee has accepted appointment as trustee, with like effect as if originally named as trustee for such series of Securities hereunder; but, nevertheless, on the written request of the Issuer or of any successor trustee and upon payment of the predecessor trustee's charges then unpaid, the predecessor trustee shall, subject to Section 10.4, pay over to the appropriate successor trustee all moneys at the time held by the predecessor trustee hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for the purpose of more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any predecessor trustee ceasing to act as trustee with respect to any series of Securities shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of
          Section 6.6."

     SECTION 7.  APPOINTMENT OF TRUSTEES FOR NEW SERIES.

     The following paragraph is added as new Section 6.14 under Article Six of the Indenture:

          "SECTION 6.14   Appointment of Trustees for New Series.
          Prior to issuing any new series of Securities under this Indenture, the Issuer shall appoint a Person to serve as trustee with respect to only such series of Securities by written instrument, executed by the authority of its Board of Directors or of a duly authorized committee thereof having been delegated power by the Board of Directors. Any Person so appointed shall execute and deliver to the Issuer an instrument accepting such appointment and agreeing to be bound by the terms of the Indenture (without further amendment or supplement); provided, however, that no Person shall accept appointment as trustee with respect to any new series of Securities unless, at the time of such acceptance, such Person shall be qualified under the provisions of
          Section 6.8 and eligible under the provisions of Section 6.9 of this Indenture. By agreeing to be bound by the terms of the Indenture, each new Trustee shall become a party to the Indenture, with like effect as if such Trustee had been an original signatory to the Indenture; provided, however, that each such Trustee shall be deemed to be a trustee of a different trust under a separate indenture with respect to only the series of Securities as to which such Trustee has been appointed trustee."

     SECTION 8.  SUPPLEMENTAL INDENTURES WITHOUT SECURITY HOLDER CONSENT.

     Section 8.1 of the Indenture is hereby amended as follows:

     (a)  The first paragraph of Section 8.1 is amended to read as follows:

          "The Issuer, when authorized by a resolution of its Board of Directors or of a duly authorized committee thereof having been delegated power by the Board of Directors, and any Trustee or Trustees affected by the action authorized in such resolution may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:"

     (b) The next to the last paragraph of Section 8.1 is amended to read as follows:

          "All those Trustee(s) affected by such supplemental indenture or indentures are hereby authorized to join with the Issuer in the execution of any such supplemental indenture or indentures, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but such Trustee(s) shall not be obligated to enter into any such supplemental indenture or indentures which affect its or their own rights, duties or immunities under this Indenture or otherwise."

     SECTION 9.  SUPPLEMENTAL INDENTURES WITH SECURITY HOLDER CONSENT.

     The first paragraph of Section 8.2 of the Indenture is hereby amended to read as follows:

          "With the consent (evidenced as provided in Article Seven) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by any supplemental indenture permitted under this Section 8.2 (voting as one class), the Issuer, when authorized by a resolution of its Board of Directors or of a duly authorized committee thereof having been delegated power by the Board of Directors, and any Trustee or Trustees affected by such supplemental indenture, may from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series; provided, that no such supplemental indenture shall (a) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 5.1 or the amount thereof provable in bankruptcy pursuant to Section 5.2, or impair or affect the right of any Securityholder to institute suit for the payment thereof or, if the Securities provide thereof, any right of repayment at the option of the Securityholder without the consent of the Holder of each Security so affected, or (b) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holder of each Security so affected."

     SECTION 10.  NO UNDERTAKINGS OR REPRESENTATIONS.

     NationsBank and Crestar make no undertakings or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of the validity or sufficiency of this Second Supplemental Indenture as an obligation of the Issuer or the proper authorization or the due execution hereof by the Issuer or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Issuer.

     SECTION 11.  CONFIRMATION OF INDENTURE.

     Except as expressly supplemented and amended hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture is in all respects hereby ratified and confirmed. This Second Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

     SECTION 12.  GOVERNING LAW.

     This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 13.  COUNTERPARTS.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 14.  HEADINGS.

     The headings contained herein are inserted for convenience only and shall not be used to construe or otherwise interpret the provisions hereof.
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      IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.




[CORPORATE SEAL]                     GANNETT CO., INC.


Attest:
                                By:  /s/  Gracia C. Martore
                                   Gracia C. Martore
                                   Title: Vice President/Treasury
                                              Services
  /s/  Thomas L. Chapple
Title: General Counsel and Secretary




[CORPORATE SEAL]                   NATIONSBANK, N.A., as Trustee

Attest:
                                By:  /s/  John H. Speichert
                                   Title: Vice President
  /s/  G. Robert Richardson
Title: Vice President




[CORPORATE SEAL]                   CRESTAR BANK, as Trustee

Attest:
                                By:  /s/  Eric T. Rodriguez
                                   Title: Assistant Vice President

  /s/  K. M. Whitt
Title: Assistant Vice President